OMNIBUS PROMISSORY NOTE

 Scottsdale, Arizona

 April 1, 2017

FOR VALUE RECEIVED, the undersigned, Northsight Capital, Inc., a corporation with an address of 7740 East Evans rd., Scottsdale, AZ 85264 (hereinafter referred to as the “Maker”), hereby promises to pay to the order of Sandor Capital Master Fund, a company with a mailing address of 2828 Routh St., Dallas Texas (“Holder”), the sum of FORTY-TWO THOUSAND THREE HUNDRED SEVENTY-FOUR DOLLARS ($42,374).

Important Explanatory Note: Holder acknowledges and agrees that: (i) this omnibus promissory note consolidates and supersedes certain promissory notes issued by the Maker in favor of the Holder prior to the date hereof in the aggregate principal amount of $41,550 (plus accrued interest of $824) and (ii) that the principal amount of this promissory note ($42,374), together with that certain promissory note of even date, in the principal amount of $71,097, issued by Maker in favor of Holder, represents the entire amount of all indebtedness owing by the Maker to the Holder as of the date hereof.

All outstanding principal sums shall be paid by Maker, as set forth below. The entire balance of outstanding principal and other fees and charges shall be due and payable on the earlier of (i) an Event of Default (as defined below) or (ii) August 1, 2017 (the “Maturity Date). There shall be no prepayment penalty.

The unpaid principal balance from time to time outstanding under this note shall be non-interest bearing.

Each of the following shall constitute an “Event of Default” hereunder: (i) Maker’s failure to make any payment when due hereunder; (ii) with respect to Maker, the commencement of an action seeking relief under federal or state bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for Maker or all or part of its assets, or the commencement of an involuntary proceeding against Maker under federal or state bankruptcy or insolvency statues or similar laws, which involuntary proceeding is not dismissed or stayed within thirty (30) days; or (iii) if Maker makes an assignment for the benefit of creditors. If an Events of Default occurs, the obligations under this note shall become immediately due and payable without notice or demand.

Maker agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement and collection of this note. Such costs and expenses shall be payable upon demand for the same and until so paid shall be added to the principal amount of the note.

Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

This instrument contains the entire agreement among Maker and Holder with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matter hereof. This instrument may be amended, modified, waived, discharged or terminated only by a writing signed by Maker and accepted in writing by Holder.

This instrument shall be governed by Arizona law, without regard to the conflict of laws provisions thereof. For purposes of any action or proceeding involving this note, Maker and Holder hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and consent to any order, process, notice of motion or other application to or by any of said courts or a judge thereof being served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.

This Note shall inure to the benefit of Holder’s successors and assigns.

Executed as an instrument under seal, as of the date first above written. This Note shall not become an obligation of the Maker until countersigned by Holder and returned to Maker.

MAKER:

WITNESS:Northsight Capital, Inc.

______________________________________/s/ John P. Venners

WitnessJohn P. Venners, EVP Operations

Print Name: ____________________________

ACCEPTED AND AGREED BY HOLDER

Sandor Capital Master Fund

/s/ John Lemak

By: John Lemak, duly authorized

EXHIBIT 1 – NOTES REFINANCED

	Original Notes	Balance
12/15/2016	Principal	8,550
12/30/2016	Principal	23,000
1/13/2017	Principal	10,000
		41,550
	New Note	Balance
	Original Principal	41,550
	Accrued Interest	824
4/1/2017	New Note Principal	42,374